Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re	: Chapter 11
:

MPM Silicones, LLC, et al.,	: Case No. 14-22503 (RDD)
:

Debtors.	: (Jointly Administered)
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Quarterly Operating Report for the Period
From April 1, 2015 to June 30, 2015

Debtors’ Address:	260 Hudson River Road
Waterford, NY 12188

Debtors’ Attorneys:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Telephone: (212) 728-8000

This Quarterly Operating Report (“QOR”) has been prepared solely for the purposes of complying with the quarterly reporting requirements applicable in these Chapter 11 cases and is in a format that the Debtors believe is acceptable to the United States Trustee.  The financial information contained herein is limited in scope and covers a limited time period. Moreover, such information is preliminary and unaudited, and is not prepared in accordance with accounting principles generally accepted in the United States.

I declare under penalty of perjury that this report and the attached documents are true and correct to the best of my knowledge and belief.

/s/ Erick R. Asmussen
Erick R. Asmussen	July 31, 2015
Chief Financial Officer of
Momentive Performance Materials Inc. and
Momentive Performance Materials Holdings Inc.

In re MPM Silicones, LLC, et al.,

Case No. (Jointly Administered) Reporting Period:	14-22503 4/1/15 - 6/30/15

Federal Tax I.D.#	22-3775481

Schedule of Cash Disbursements

TIME PERIOD: 04/01/2015 through 06/30/2015

Debtor	Case Number	Total Cash Disbursements	Transfers*	Net Cash Disbursements
MPM Silicones, LLC	14-22503-RDD	$—	$—	$—
Juniper Bond Holdings I LLC	14-22504-RDD	$15,631,677	$(15,629,927)	$1,750
Juniper Bond Holdings II LLC	14-22505-RDD	$15,630,927	$(15,630,927)	$—
Juniper Bond Holdings III LLC	14-22506-RDD	$22,943,404	$(22,942,510)	$894
Juniper Bond Holdings IV LLC	14-22507-RDD	$22,943,404	$(22,942,510)	$894
Momentive Performance Materials Holdings Inc.	14-22508-RDD	$—	$—	$—
Momentive Performance Materials Inc.	14-22509-RDD	$425,244,804	$(388,606,533)	$36,638,271
Momentive Performance Materials Quartz, Inc.	14-22510-RDD	$74,474,678	$(40,307,334)	$34,167,344
Momentive Performance Materials USA Inc.	14-22511-RDD	$718,948,213	$(438,030,419)	$280,917,794
Momentive Performance Materials Worldwide Inc.	14-22512-RDD	$114,921,253	$(114,921,253)	$—
Momentive Performance Materials South America Inc.	14-22513-RDD	$116,664	$—	$116,664
Momentive Performance Materials China SPV Inc.	14-22514-RDD	$—	$—	$—
	Total	$1,410,855,024	$(1,059,011,413)	$351,843,611

* Funds transferred between US debtors have been deducted from the disbursements schedule

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